Exhibit 99.1

ADOMANI® AND ENVIROTECH DRIVE SYSTEMS, INC. ENTER INTO NON-BINDING LETTER OF INTENT FOR PROPOSED BUSINESS COMBINATION

Corona, CA / ACCESSWIRE/ December 24, 2020 / ADOMANI, Inc. (OTCQB: ADOM) a provider of new zero-emission, purpose-built electric vehicles and drivetrain solutions, announced that it entered into a non-binding letter of intent (“LOI”) with Envirotech Drive Systems, Inc. (“EVT”), North America’s first and only manufacturer of purpose-built all-electric zero-emission Class 3, 4 and 5 vehicles, regarding a potential business combination transaction pursuant to which a newly formed subsidiary of ADOMANI would merge with and into EVT, whereby EVT would become a wholly-owned subsidiary of ADOMANI in exchange for shares of ADOMANI common stock (the “Proposed Transaction”). Upon completion of the Proposed Transaction, it is contemplated that the stockholders of EVT would hold approximately 58% of the total outstanding shares of common stock of ADOMANI, subject to certain adjustments.

“This is an exciting development for ADOMANI. The over 30 years of experience and success in the EV industry that the EVT team brings will prove very valuable to ADOMANI as we jointly continue to develop, improve and expand our cutting-edge, technologically-advanced zero-emission all-electric products in service, while reducing the cost of our vehicles and our overhead costs, both of which will benefit our stockholders,” said Phillip Oldridge, Chief Executive Officer of ADOMANI. Mr. Oldridge continued: “In addition, I have a plan to achieve positive results for stockholders by getting our vehicles on the road and in service quickly. Combined with the cost savings, we believe this business combination will provide significant value to our stockholders.”

David Oldridge, Chief Technology Officer of Envirotech Electric Vehicles Inc., the parent corporation of EVT, commented, “The ROI is attractive for medium and heavy-duty electric vehicles. We currently have a number of new multi-platform chassis in the final stage of development, which when added to ADOMANI’s line of purpose-built and ready to deliver all-electric vans and trucks, will expand the current product offerings of ADOMANI’s portfolio of EVs. We expect the ADOMANI/EVT combined entity to have one of the most, if not the most, complete lineup of medium and heavy-duty electric vehicle chassis which can be seamlessly integrated into a variety of heavy duty applications from delivery trucks to garbage trucks, school buses and a variety of other vehicles, supplementing ADOMANI’s existing vehicle line-up of logistic vans, and cab overs.”

Terms of the Proposed Transaction between ADOMANI and EVT as Contemplated by the LOI:

The following is a summary of the key terms of the Proposed Transaction as contemplated by the LOI. The Proposed Transaction remains subject to completion of a due diligence review by each party and negotiation of definitive agreements and the structure may change due to tax or other transaction considerations. There can be no assurance that the parties will agree on the terms of definitive agreements or that the Proposed Transaction will be completed as currently contemplated or at all.

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ADOMANI to acquire EVT through a share exchange transaction whereby shares of common stock of ADOMANI will be exchanged for shares of common stock of EVT, which exchange shall be effected through a reverse triangular merger transaction involving a newly formed subsidiary of ADOMANI that will merge with and into EVT with EVT surviving the merger as a wholly-owned subsidiary of ADOMANI.

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Following the completion of the Proposed Transaction, it is contemplated that the holders of the common stock and all other outstanding securities that are convertible into or exercisable for shares of common stock of EVT will hold shares of common stock of ADOMANI representing 58% of the total outstanding shares of common stock of ADOMANI as of the date of the LOI, which percentage ownership may be reduced to take into account any stock issuances made by ADOMANI after the signing of the LOI and before the closing of the Proposed Transaction.

•	As a condition to the closing of the Proposed Transaction, EVT’s total assets will include at least $5 million of cash.

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Following the closing of the Proposed Transaction the board of directors of ADOMANI shall be comprised of 7 members (a) four of whom shall be recommended by EVT, and (b) three of whom shall be recommended by ADOMANI.

•	It is expected that the management of ADOMANI will continue to operate the business after the closing of the Proposed Transaction.

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Pursuant to the LOI, EVT is prohibited from directly or indirectly soliciting or participating in any discussions regarding a sale of its business until February 16, 2021, unless otherwise agreed by both parties.

Entry into a transaction, including the Proposed Transaction, will be subject to satisfactory completion of due diligence by both parties and the negotiation of a definitive agreement. If a definitive agreement is entered into, it is expected that the closing of a transaction will include customary closing conditions, including approval by the board of directors of each party, the stockholders of EVT and the sole stockholder of ADOMANI’s acquisition subsidiary, in addition to the closing conditions described above. There can be no assurances that the Proposed Transaction will be consummated pursuant to the terms of the LOI or at all.

Additional details will be announced if and when a definitive agreement is reached between ADOMANI and EVT.About ADOMANI®

ADOMANI, Inc. is a provider of new zero-emission electric vehicles and is a provider of zero-emission electric drivetrain systems for integration in medium to heavy-duty commercial fleet vehicles, as well as re-power conversion kits for the replacement of drivetrain systems in combustion-powered vehicles. ADOMANI’s zero-emission electric vehicles are focused on reducing the total cost of vehicle ownership and help fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.ADOMANIelectric.com

About Envirotech Drive Systems, Inc.

Envirotech Drive Systems, Inc. has partnered with leading OEM suppliers, and utilizes proprietary systems and technology to build leading edge all-electric vehicles and drive train technology that are now both more efficient as well as more affordable than traditional combustion engines. EVT believes it will be the first to market to sell and deliver purpose-built all electric vehicles in California without requiring government subsidies. EVT sells a line of newly innovated, high quality, multi-platform electric drive systems, controllers, ancillary components, and telematics options for existing truck fleets as well as for special-purposed vehicles of all sizes. EVT systems can be retrofitted into rolling stock or integrated as OEM parts.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

ADOMANI, Inc.

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 205

Email: mike.m@ADOMANIelectric.com

SOURCE: ADOMANI, Inc.